Exhibit 99.1

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

Highlights:

•	Second-quarter 2011 net sales of $2.6 billion increased 8.9% compared to the second quarter of 2010

•	Second-quarter 2011 GAAP earnings per diluted share of $0.06 compared to $0.42 in the second quarter of 2010

•	Second-quarter 2011 non-GAAP earnings per diluted share of $0.53 increased nearly 13% from $0.47 in the second quarter of 2010

•	Reaffirms projected full-year operating cash flow less capital expenditures of approximately $600 million

CHICAGO, August 3, 2011 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported second-quarter net earnings attributable to common shareholders of $12.2 million, or $0.06 per diluted share, on net sales of $2.6 billion compared to $88.8 million, or $0.42 per diluted share, on net sales of $2.4 billion in the second quarter of 2010. The second-quarter net earnings attributable to common shareholders included pre-tax charges for restructuring ($51.4 million) and impairment ($24.3 million, non-cash), a loss on debt extinguishment related to the tender offers on the 2015, 2017 and 2019 Notes ($68.6 million), and acquisition-related costs ($0.9 million) totaling $145.2 million, partially offset by a pre-tax gain on an investment of $9.8 million in 2011, compared to charges for restructuring ($9.2 million) and impairment ($1.5 million, non-cash) and acquisition-related costs ($3.3 million) totaling $14.0 million in 2010. Additional details regarding the nature of these charges are included in the attached schedules.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $105.6 million, or $0.53 per diluted share, in the second quarter of 2011 compared to $99.5 million, or $0.47 per diluted share, in the second quarter of 2010. Second-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges and acquisition expenses for both years. In addition, second-quarter 2011 non-GAAP net earnings attributable to common shareholders exclude the loss on debt extinguishment and the investment gain. For non-GAAP comparison purposes, the effective tax rate decreased to 19.5% in the second quarter of 2011 from 26.2% in the second quarter of 2010, primarily due to the release of reserves related to the resolution of certain state audits and the release of valuation allowances on certain deferred tax assets. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

“Our platform, like our customers, felt the economic challenges during the second quarter,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “Over the past month or so, customer demand in a variety of our offerings appears to be firming up, so we begin the second half of the year with renewed optimism.”

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

Quinlan continued, “The share repurchase program and successful bond offering that we launched in the second quarter demonstrate the confidence that management and investors alike have in our ability to continue to drive strong cash flow. We remain on track to deliver approximately $600 million of operating cash flow less capital expenditures for the full year.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.6 billion, up 8.9% from the second quarter of 2010, including increased sales related to the acquisition of Bowne. Pro forma for acquisitions, net sales grew by 0.3%. Changes in foreign exchange rates accounted for $46.0 million of the increase from the second quarter of 2010. Gross margin of 24.5% in the second quarter of 2011 was flat to the second quarter of 2010 as productivity efforts, the acquisition of Bowne, lower variable compensation expense and a higher recovery on print-related by-products were offset by lower volume, primarily in books and directories, and pricing pressure. SG&A expense as a percentage of net sales in the second quarter of 2011 increased to 11.8% from 11.1% in the second quarter of 2010 primarily due to the acquisition of Bowne and higher pension and other benefits-related expenses. Operating earnings were negatively impacted by restructuring and impairment charges and acquisition expenses of $76.6 million in the second quarter of 2011 and $14.0 million in the second quarter of 2010, resulting in operating income of $116.1 million in 2011 and $175.3 million in 2010. Operating margin was 4.4% in 2011 and 7.3% in 2010.

Excluding restructuring and impairment charges and acquisition expenses, non-GAAP operating margin declined to 7.3% in the second quarter of 2011 from 7.9% in the second quarter of 2010. Changes in foreign exchange rates, primarily due to export sales from certain international operations, and higher pass-through paper sales unfavorably impacted non-GAAP operating margin by approximately 29 basis points. The remainder of the margin decline was primarily due to lower volume, continued pricing pressure and higher unallocated Corporate costs for pension and other benefits-related expenses, which more than offset the impact of productivity initiatives and lower variable compensation expense.

Segments

Net sales for the U.S. Print and Related Services segment in the quarter increased 6.2% from the second quarter of 2010 to $1.9 billion primarily due to the acquisition of Bowne and volume increases in commercial, logistics and financial print, partially offset by volume declines in books and directories and continued pricing pressure across the segment. Pro forma for acquisitions, net sales in the US Print and Related Services segment decreased by $50.7 million, or 2.6%, primarily due to volume declines in books and directories and continued pricing pressure across the segment. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $65.1 million in the second quarter of 2011 and $3.5 million in the second quarter of 2010, decreased to $132.8 million in the second quarter of 2011 from $179.5 million in the second quarter of 2010. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin improved to 10.3% in the second quarter

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

of 2011 from 10.1% in the second quarter of 2010, due to productivity initiatives, lower variable compensation expense and a higher recovery on print-related by-products, which more than offset the impact of volume declines and continued pricing pressure.

Net sales for the International segment in the quarter increased 17.2% from the second quarter of 2010 to $702.5 million, including increased sales related to the acquisition of Bowne. Pro forma for acquisitions, net sales grew by $58.5 million, or 9.1%, as changes in foreign exchange rates and increased volume offset the impact of continued pricing pressure. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $9.8 million in the second quarter of 2011 and $6.5 million in the second quarter of 2010, improved to $43.6 million in the second quarter of 2011 from $42.7 million in the second quarter of 2010. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin declined to 7.6% in the second quarter of 2011 from 8.2% in the second quarter of 2010 as the 99 basis point impact from changes in foreign exchange rates, primarily due to export sales from certain operations, as well as pricing pressure more than offset the benefits of increased volume and productivity efforts.

Unallocated Corporate operating expenses increased to $60.3 million in the second quarter of 2011 as compared to $46.9 million in the second quarter of 2010. Excluding restructuring and impairment charges of $0.8 million and acquisition expenses of $0.9 million in the second quarter of 2011 and restructuring and impairment charges of $0.7 million and acquisition expenses of $3.3 million in the second quarter of 2010, unallocated Corporate operating expenses increased $15.7 million to $58.6 million in the second quarter of 2011. Higher pension and other benefits-related expenses and the acquisition of Bowne were the primary factors contributing to the increase.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, August 3, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014, confirmation number 30234679. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 146 years ago, the Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of June 30, 2011 and December 31, 2010

(UNAUDITED)

(In millions, except per share data)

	June 30, 2011	December 31, 2010
Assets
Current Assets
Cash and cash equivalents	$363.0	$519.1
Receivables, less allowance for doubtful accounts	2,011.0	1,922.9
Income taxes receivable	68.0	49.3
Inventories	580.0	560.6
Prepaid expenses and other current assets	145.7	115.4

Total Current Assets	3,167.7	3,167.3

Property, plant and equipment - net	2,031.5	2,138.7
Goodwill	2,619.5	2,526.8
Other intangible assets - net	727.3	775.0
Other noncurrent assets	480.2	475.4

Total Assets	$9,026.2	$9,083.2

Liabilities
Current Liabilities
Accounts payable	$924.7	$939.8
Accrued liabilities	815.8	902.2
Short-term and current portion of long-term debt	649.6	131.4

Total Current Liabilities	2,390.1	1,973.4

Long-term debt	3,427.7	3,398.6
Pension liability	530.0	533.0
Postretirement benefit obligations	220.9	287.4
Deferred income taxes	190.7	174.5
Other noncurrent liabilities	460.1	470.9

Total Liabilities	7,219.5	6,837.8

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2011 and 2010
Additional paid-in capital	2,779.6	2,907.0
Retained earnings	608.7	670.2
Accumulated other comprehensive loss	(375.7)	(490.4)
Treasury stock, at cost, 55.2 shares in 2011 (2010 - 36.4 shares)	(1,528.9)	(1,166.2)

Total shareholders’ equity	1,787.4	2,224.3
Noncontrolling interests	19.3	21.1

Total Equity	1,806.7	2,245.4

Total Liabilities and Equity	$9,026.2	$9,083.2

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2011 and 2010

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended June 30,						Six Months Ended June 30,
	2011 GAAP	ADJUSTMENTS TO NON-GAAP	2011 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON- GAAP	2011 GAAP	ADJUSTMENTS TO NON-GAAP	2011 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON- GAAP
Net sales

Products	$2,356.9	$—	$2,356.9	$2,157.4	$—	$2,157.4	$4,623.3	$—	$4,623.3	$4,328.3	$—	$4,328.3
Services	266.5	—	266.5	251.2	—	251.2	583.6	—	583.6	495.4	—	495.4

Total net sales	2,623.4	—	2,623.4	2,408.6	—	2,408.6	5,206.9	—	5,206.9	4,823.7	—	4,823.7

Products cost of sales (exclusive of depreciation and amortization shown below)	1,777.2	—	1,777.2	1,636.1	—	1,636.1	3,504.0	—	3,504.0	3,296.9	—	3,296.9
Services cost of sales (exclusive of depreciation and amortization shown below)	204.4	—	204.4	183.5	—	183.5	433.8	—	433.8	364.4	—	364.4
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	309.3	(0.9)	308.4	268.2	(3.3)	264.9	636.2	(1.3)	634.9	541.7	(5.3)	536.4
Restructuring and impairment charges	75.7	(75.7)	—	10.7	(10.7)	—	126.5	(126.5)	—	26.2	(26.2)	—
Depreciation and amortization	140.7	—	140.7	134.8	—	134.8	280.9	—	280.9	273.4	—	273.4

Total operating expenses	2,507.3	(76.6)	2,430.7	2,233.3	(14.0)	2,219.3	4,981.4	(127.8)	4,853.6	4,502.6	(31.5)	4,471.1

Income from operations	116.1	76.6	192.7	175.3	14.0	189.3	225.5	127.8	353.3	321.1	31.5	352.6

Interest expense - net	61.3	—	61.3	52.8	—	52.8	119.2	—	119.2	108.5	—	108.5
Investment and other income (expense) - net	10.0	(9.8)	0.2	(0.8)	—	(0.8)	9.8	(9.8)	—	(9.8)	8.9	(0.9)
Loss on debt extinguishment	(68.6)	68.6	—	—	—	—	(68.6)	68.6	—	—	—	—

Earnings (loss) before income taxes	(3.8)	135.4	131.6	121.7	14.0	135.7	47.5	186.6	234.1	202.8	40.4	243.2

Income tax expense (benefit)	(16.3)	42.0	25.7	32.2	3.3	35.5	0.7	58.5	59.2	64.6	9.2	73.8

Net earnings	12.5	93.4	105.9	89.5	10.7	100.2	46.8	128.1	174.9	138.2	31.2	169.4

Less: Income (loss) attributable to noncontrolling interests	0.3	—	0.3	0.7	—	0.7	0.7	—	0.7	(3.2)	3.6	0.4

Net earnings attributable to common shareholders	$12.2	$93.4	$105.6	$88.8	$10.7	$99.5	$46.1	$128.1	$174.2	$141.4	$27.6	$169.0

Earnings per share attributable to common shareholders:
Basic net earnings per share	$0.06		$0.54	$0.43		$0.48	$0.23		$0.86	$0.69		$0.82
Diluted net earnings per share	$0.06		$0.53	$0.42		$0.47	$0.23		$0.85	$0.68		$0.81
Weighted average common shares outstanding:
Basic	196.7		196.7	206.3		206.3	201.9		201.9	206.0		206.0
Diluted	199.5		199.5	209.9		209.9	204.5		204.5	209.4		209.4

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$116.1	4.4%	$12.2	$0.06	$175.3	7.3%	$88.8	$0.42

Non-GAAP adjustments:
Restructuring and impairment charges (1)	75.7	2.9%	57.8	0.29	10.7	0.5%	7.6	0.04
Acquisition-related expenses (2)	0.9	—	0.8	0.01	3.3	0.1%	3.1	0.01
Gain on Helium investment (3)	—	—	(9.5)	(0.05)	—	—	—	—
Losses related to debt extinguishment (4)	—	—	44.3	0.22	—	—	—	—

Total Non-GAAP adjustments	76.6	2.9%	93.4	0.47	14.0	0.6%	10.7	0.05

Non-GAAP measures	$192.7	7.3%	$105.6	$0.53	$189.3	7.9%	$99.5	$0.47

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended June 30, 2011 and 2010 were affected by the following restructuring and impairment charges:

	2011	2010
Employee termination costs (a)	$29.2	$6.1
Other charges (b)	22.2	3.1

Total restructuring expense	51.4	9.2
Total impairment charges (c)	24.3	1.5

Total restructuring and impairment charges	$75.7	$10.7

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes lease termination and other facility costs. In addition, 2011 includes multi-employer pension plan partial withdrawal charges primarily attributable to the closing of three manufacturing facilities in the U.S. Print and Related Services segment.
(c)	impairment charges related to the impairment of other long-lived assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Gain on Helium investment: A pre-tax gain of $9.8 million resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company’s portion of the transaction costs incurred by Helium as a result of the acquisition.
(4)	Losses related to debt extinguishment: Pre-tax loss of $68.6 million on the repurchase of $416.2 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$225.5	4.3%	$46.1	$0.23	$321.1	6.7%	$141.4	$0.68

Non-GAAP adjustments:
Restructuring and impairment charges (1)	126.5	2.4%	92.1	0.44	26.2	0.5%	18.2	0.09
Acquisition-related expenses (2)	1.3	0.1%	1.2	0.01	5.3	0.1%	4.9	0.02
Gain on Helium investment (3)	—	—	(9.5)	(0.05)	—	—	—	—
Losses related to debt extinguishment (4)	—	—	44.3	0.22	—	—	—	—
Venezuela devaluation (5)	—	—	—	—	—	—	4.5	0.02

Total Non-GAAP adjustments	127.8	2.5%	128.1	0.62	31.5	0.6%	27.6	0.13

Non-GAAP measures	$353.3	6.8%	$174.2	$0.85	$352.6	7.3%	$169.0	$0.81

(1)	Restructuring and impairment charges (pre-tax): Operating results for the six months ended June 30, 2011 and 2010 were affected by the following restructuring and impairment charges:

	2011	2010
Employee termination costs (a)	$54.0	$15.3
Other charges (b)	40.1	8.4

Total restructuring expense	94.1	23.7
Total impairment charges (c)	32.4	2.5

Total restructuring and impairment charges	$126.5	$26.2

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes lease termination and other facility costs. In addition, 2011 includes multi-employer pension plan partial withdrawal charges primarily attributable to the closing of three manufacturing facilities in the U.S. Print and Related Services segment.
(c)	impairment charges related to the impairment of other long-lived assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Gain on Helium investment: A pre-tax gain of $9.8 million resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company's portion of the transaction costs incurred by Helium as a result of the acquisition.
(4)	Losses related to debt extinguishment: Pre-tax loss of $68.6 million on the repurchase of $416.2 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(5)	Venezuela devaluation: Currency devaluation in Venezuela resulted in a pre-tax loss of $8.9 million ($8.1 million after-tax) and an increase in loss attributable to noncontrolling interests of $3.6 million.

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended June 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Three Months Ended June 30, 2011
Net sales	$1,920.9	$702.5	$—	$2,623.4
Operating expense	1,788.1	658.9	60.3	2,507.3

Operating income (loss)	132.8	43.6	(60.3)	116.1
Operating margin %	6.9%	6.2%	nm	4.4%

Non-GAAP Adjustments
Restructuring charges	41.5	9.3	0.6	51.4
Impairment charges	23.6	0.5	0.2	24.3
Acquisition-related expenses	—	—	0.9	0.9

Total Non-GAAP adjustments	65.1	9.8	1.7	76.6

Non-GAAP income (loss) from operations	$197.9	$53.4	$(58.6)	$192.7
Non-GAAP operating margin %	10.3%	7.6%	nm	7.3%

Depreciation and amortization	98.9	31.6	10.2	140.7
Capital expenditures	38.1	21.1	21.9	81.1

Three Months Ended June 30, 2010
Net sales	$1,809.3	$599.3	$—	$2,408.6
Operating expense	1,629.8	556.6	46.9	2,233.3

Operating income (loss)	179.5	42.7	(46.9)	175.3
Operating margin %	9.9%	7.1%	nm	7.3%

Non-GAAP Adjustments
Restructuring charges	2.5	6.2	0.5	9.2
Impairment charges	1.0	0.3	0.2	1.5
Acquisition-related expenses	—	—	3.3	3.3

Total Non-GAAP adjustments	3.5	6.5	4.0	14.0

Non-GAAP income (loss) from operations	$183.0	$49.2	$(42.9)	$189.3
Non-GAAP operating margin %	10.1%	8.2%	nm	7.9%

Depreciation and amortization	98.7	28.1	8.0	134.8
Capital expenditures	18.5	17.7	18.4	54.6

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Six Months Ended June 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Six Months Ended June 30, 2011
Net sales	$3,862.0	$1,344.9	$—	$5,206.9
Operating expense	3,587.3	1,257.2	136.9	4,981.4

Operating income (loss)	274.7	87.7	(136.9)	225.5
Operating margin %	7.1%	6.5%	nm	4.3%

Non-GAAP Adjustments
Restructuring charges	72.8	18.0	3.3	94.1
Impairment charges	30.5	1.0	0.9	32.4
Acquisition-related expenses	—	—	1.3	1.3

Total Non-GAAP adjustments	103.3	19.0	5.5	127.8

Non-GAAP income (loss) from operations	$378.0	$106.7	$(131.4)	$353.3
Non-GAAP operating margin %	9.8%	7.9%	nm	6.8%

Depreciation and amortization	198.8	62.0	20.1	280.9
Capital expenditures	55.4	46.9	25.9	128.2

Six Months Ended June 30, 2010
Net sales	$3,646.1	$1,177.6	$—	$4,823.7
Operating expense	3,302.8	1,101.2	98.6	4,502.6

Operating income (loss)	343.3	76.4	(98.6)	321.1
Operating margin %	9.4%	6.5%	nm	6.7%

Non-GAAP Adjustments
Restructuring charges	7.4	15.7	0.6	23.7
Impairment charges	2.0	0.3	0.2	2.5
Acquisition-related expenses	—	—	5.3	5.3

Total Non-GAAP adjustments	9.4	16.0	6.1	31.5

Non-GAAP income (loss) from operations	$352.7	$92.4	$(92.5)	$352.6
Non-GAAP operating margin %	9.7%	7.8%	nm	7.3%

Depreciation and amortization	199.7	57.8	15.9	273.4
Capital expenditures	44.6	30.1	19.8	94.5

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2011 and 2010

IN MILLIONS

(UNAUDITED)

	2011	2010
Operating Activities

Net earnings	$46.8	$138.2
Adjustment to reconcile net earnings to cash provided by operating activities	373.5	285.6
Changes in operating assets and liabilities	(252.2)	(154.7)

Net cash provided by operating activities	$168.1	$269.1

Net cash used in investing activities	$(208.4)	$(102.0)

Net cash used in financing activities	$(134.4)	$(35.3)

Effect of exchange rate on cash and cash equivalents	18.6	(15.2)

Net (decrease) increase in cash and cash equivalents	$(156.1)	$116.6

Cash and cash equivalents at beginning of period	519.1	499.2

Cash and cash equivalents at end of period	$363.0	$615.8

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended June 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended June 30, 2011
U.S. Print and Related Services	$1,920.9	$0.8	$1,921.7
International	702.5	—	702.5

Consolidated	$2,623.4	$0.8	$2,624.2

Three Months Ended June 30, 2010
U.S. Print and Related Services	$1,809.3	$163.1	$1,972.4
International	599.3	44.7	644.0

Consolidated	$2,408.6	$207.8	$2,616.4

Net sales change
U.S. Print and Related Services	6.2%		(2.6%)
International	17.2%		9.1%
Consolidated	8.9%		0.3%

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the quarter ended June 30, 2011 and 2010 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended June 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011) and Helium, Inc. (acquired June 21, 2011) .

For the quarter ended June 30, 2010, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010), 8touches (acquired December 31, 2010), Journalism Online (acquired March 24, 2011) and Helium, Inc. (acquired June 21, 2011).

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Six Months Ended June 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Six Months Ended June 30, 2011
U.S. Print and Related Services	$3,862.0	$1.7	$3,863.7
International	1,344.9	—	1,344.9

Consolidated	$5,206.9	$1.7	$5,208.6

Six Months Ended June 30, 2010
U.S. Print and Related Services	$3,646.1	$305.6	$3,951.7
International	1,177.6	81.2	1,258.8

Consolidated	$4,823.7	$386.8	$5,210.5

Net sales change
U.S. Print and Related Services	5.9%		(2.2%)
International	14.2%		6.8%
Consolidated	7.9%		—%

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2011 and 2010 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the six months ended June 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011) and Helium, Inc. (acquired June 21, 2011).

For the six months ended June 30, 2010, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010), 8touches (acquired December 31, 2010), Journalism Online (acquired March 24, 2011) and Helium, Inc. (acquired June 21, 2011).

RR DONNELLEY REPORTS SECOND-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of June 30, 2011 and December 31, 2010

$ IN MILLIONS

(UNAUDITED)

Total Liquidity (1)	June 30, 2011	December 31, 2010
Cash (2)	$363.0	$519.1
Committed Credit Agreement (3)	1,396.5	1,503.0

	1,759.5	2,022.1

Usage
Borrowings under Facility	475.0	120.0

Net Available Liquidity	$1,284.5	$1,902.1

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 89% of the cash as of June 30, 2011 and 85% as of December 31, 2010 was located outside the U.S., most of which is subject to U.S. federal income taxes and some of which is subject to local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	$1.75 billion unsecured and committed credit agreement (the “Credit Agreement”) expiring on December 17, 2013. The Credit Agreement contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended June 30, 2011 and existing term debt at that date, the total amount available under the Credit Agreement is $1,396.5 million ($353.5 million less than the $1.75 billion stated amount), including the $475 million borrowed under it at June 30, 2011. Thus, the Company could have incurred up to $921.5 million of additional debt under the Credit Agreement or otherwise in aggregate and not be in violation of its financial covenant.